UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on December 14, 2006.

GLOBAL INVESTMENT UPDATE: Dickson Media Announces 2006 Sales Results for Resource World Magazine

Vancouver, December 14, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to Dickson Media, Inc., a diversified media company in which Global holds an equity stake.

Reno, NV - December 14, 2006 - Dickson Media Inc. (PINKSHEETS: DKMD) is pleased to announce its flagship publication, Resource World Magazine, experienced a 35% increase in sales for 2006, resulting in $1,206,500 in revenue.

In its fifth printing cycle, Resource World Magazine has increased press runs to 25,000 to meet growing circulation needs, expanded operations and added sales and administrative personnel.

Resource World Magazine is unique in that it is a magazine focusing on investment covering all resource investment areas: mining, oil & gas and alternative energy.

Resource World Magazine reports on publicly traded resource companies, specifically mining, oil & gas and alternative energy. In addition to Resource World’s ten issues per year, Resource World also publishes an annual “How to Profit with Mining Stocks” as well as an Annual Resource Company Directory.

Resource World Magazine also produces Resource World Radio available at http://www.resourceworldradio.com, which is rebroadcasted in Tacoma, Washington every Wednesday from 5:30PM to 6:00PM PST.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 14, 2006	By:	/s/ John D. Briner
John D. Briner
President